INVIVO CORPORATION
                                 1994 STOCK OPTION PLAN

             1.  PURPOSE

                     The Purpose of the Invivo Corporation 1994 Stock
             Option Plan (the "Plan) is to enable Invivo Corporation (the "Company") and its subsidiaries to attract and retain officers and other key employees, directors, and consultants and to provide them with additional incentive to advance the interests of the Company. Options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and non-qualified options may be granted under the Plan.

             2.  ADMINISTRATION

                     (a) The Plan shall be administered by the Board of
             Directors of the Company, or by a committee (the "Committee") of two or more directors selected by the Board of Directors.

                     (b) The Board of Directors or the Committee shall
             have the power, subject to the express provisions of the
             Plan:

                         (1) To determine the recipients of options under
                     the Plan, the time of grant of the options, and the number of shares covered by the grant.

                         (2) To prescribe the terms and provisions of each
                     option granted (which need not be identical).

                         (3) To construe and interpret the Plan and
                     options, to establish, amend, and revoke rules and regulations for the Plan's administration, and to make all other determinations necessary or advisable for the administration of the Plan.

             3.  SHARES SUBJECT TO THE PLAN

                     Subject to the provisions of Paragraph 7 (relating to
             the adjustment upon changes in stock), the number of shares which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 400,000 shares of Common Stock of the Company. Shares sold pursuant to options granted under the Plan may be unissued shares or reacquired shares. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such options shall be available again for the purposes of the Plan.





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             4.  ELIGIBILITY

                     (a) Options under this Plan may be granted to
             officers and other key employees and consultants of the Company or of its subsidiaries, provided that incentive stock options may be granted hereunder only to officers and other key employees (including directors who are also officers or employees).

                     (b) Each person who is a director and not an employee
             of the Company or a subsidiary of the Company on the date of adoption of this Plan by the Board of Directors shall receive a non-qualified stock option under the Plan on the date of such adoption. Thereafter, each director of the Company who is not an employee of the Company or a subsidiary of the Company shall receive a non-qualified stock option under the Plan immediately following each annual meeting of shareholders of the Company (provided that a person whose term expires on such day and who is not reelected to the Board of Directors shall not receive such an option). The first option received by a director under this paragraph 4(b) shall cover 8,000 shares of Common Stock of the Company and each option received by a director under this Plan thereafter shall cover 4,000 shares of Common Stock of the Company.
             Each such option shall have an exercise price equal to the fair market value of the Common Stock of the Company on the date of adoption by the Board of Directors or of the annual meeting of shareholders to which it relates, as the case may be determined in accordance with the provisions of paragraph 5(a)(2) of this Plan. The number of options that directors may receive pursuant to this paragraph 4(b) shall be appropriately adjusted in accordance with the provisions of paragraph 7 of this Plan. This paragraph 4(b) shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules or regulations thereunder.

                     (c) Persons to whom options to purchase shares are
             granted are hereinafter referred to as "optionee(s)." Subject to the provisions of paragraphs 3 and 4(b) of the Plan, there is no limitation on the number of options that may be granted to an optionee.

             5.  TERMS OF OPTION AGREEMENTS

                     (a) All Option Agreements.  Options granted pursuant
             to the Plan shall be evidenced by agreements specifying the number of shares covered thereby, in such form as the Board of Directors or Committee shall from time to time establish, which agreements may incorporate all or any of the terms




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             hereof by reference and shall comply with and be subject to the following terms and conditions:

                         (1) The Board of Directors or Committee shall
                     have the power to set the time or times within which each option shall be exercisable and to at any time accelerate the time or times of exercise (notwithstanding the terms of the option). Unless the stock option agreement executed by the optionee expressly otherwise provides, (i) an option granted to an officer or other key employee or consultant shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the option, (ii) an option granted to a director who is not an employee of the Company shall become exercisable on a cumulative basis as to one-half of the total number of shares covered thereby on each of the first and second anniversary dates of the date of grant of the option, and (iii) an option shall not be exercisable after the expiration of ten years from the date of grant. Any option granted to an executive officer or director of the Company shall in no event be exercisable until the elapse of six months from the date of its grant.

                         (2) Except as provided in (b) below, the exercise
                     price of any incentive stock option shall not be less than 100% of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option and the exercise price of any non-qualified stock option shall not be less than 85% of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option. The fair market value per share shall be as determined in good faith by the administrator of the Plan, provided that if the Company's Common Stock is publicly traded the fair market value shall be the closing bid price on the day the option is granted as reported on the Nasdaq National Market or the closing sale price on such stock exchange on which the shares may be listed if such exchange is then the principle market for the shares, or, if such shares are not then reported on the Nasdaq National Market or an exchange but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the closing bid price on the day the option is granted, in either event as such price or quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall




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                     Street Journal, any other listing service or publication known to the administrator of the Plan).

                     (3) To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding Common Stock of the Company which have been held by the optionee for at least six months (or such other period as is specified by the Board of Directors or the Committee) or in a combination of cash and such stock, except that the Board of Directors or the Committee in its sole discretion may authorize payment by any optionee (for all or part of his or her purchase price) by a promissory note or such other form of legal consideration that may be acceptable to the Board of Directors or Committee. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the purchase price, and, if required, the amount of any federal, state, local or foreign withholding taxes.

                         If shares of Common Stock are used in part or
                     full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of (2) above and the notice of exercise shall be accompanied by such instruments and documentation as the Board of Directors or Committee require to effect the delivery of such shares. In the event the certificates tendered by the optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the optionee to the Company's transfer agent with regard to disposition of the balance of the shares covered thereby.

                         If payment by promissory note is authorized, the
                     interest rate, term, repayment schedule and other provisions of such note shall be as specified by the Board of Directors or the Committee; provided, however, that such note shall bear interest at a rate not less than the applicable test rate of interest prescribed by Regulation 1.483-1(d)(1) of the Income Tax Regulations, as in effect at the time the stock is purchased. The Board of Directors or Committee may require that the optionee pledge Common Stock of



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                     the Company for the purpose of securing the payment of such note, and the Company may hold the certificate(s) representing such stock in order to perfect its security interest.

                         An option may be exercised by a securities broker
                     acting on behalf of an optionee pursuant to authorization instructions approved by the Company.

                         (4) The Company at all times shall keep available
                     the number of shares of Common Stock required to satisfy options granted under the Plan.

                         (5) The Company may require any person to whom an
                     option is granted, including his or her legal representative, heir, legatee, or distributee, as a condition of exercising any option granted hereunder, to give written assurance satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same. The Company reserves the right to place a legend on any share certificate issued pursuant to this Plan to assure compliance with this paragraph. No shares of Common Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

                         (6) Neither a person to whom an option is
                     granted, nor such person's legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

                         (7) Options shall be transferable only by will or
                     by the laws of descent and distribution, and during the lifetime of the person to whom they are granted such person alone may exercise them, except that a non-qualified stock option may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder and to the extent provided in the stock option agreement entered into in connection with such option (including any amendment of such agreement).




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                         (8) An option granted to an employee or director
                     shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by the Company or by a subsidiary of the Company, or ceases to be a director (unless such person continues as an employee), with the following exceptions:

                             (i) If the employment or directorship is
                         terminated for any reason other than the person's death or disability, he or she may at any time within not more than three months after such termination exercise the option, but only to the extent that it was exercisable by such person on the date of such termination and otherwise remains exercisable in accordance with its terms, or

                             (ii) If such person becomes disabled while in the employ of the Company or of a subsidiary, or while a director, or dies while in the employ of the Company or a subsidiary, or while a director, or within 30 days after termination of such person's employment with the Company or a subsidiary, or status as a director, his or her option may be exercised by his or her personal representatives, heirs or legatees at any time within not more than 12 months following the date of death or disability, but only to the extent such option was exercisable by such person on the date of death or disability and otherwise remains exercisable in accordance with its terms.

                         An option granted to a consultant shall terminate
                     in accordance with the terms specified in the stock option agreement.

                         (9) In no event may an option be exercised by
                     anyone after the expiration of the term of the option established pursuant to (1) above.

                         (10) Each option granted pursuant to this Plan shall specify whether it is a non-qualified or an incentive stock option, provided that the Board of Directors or Committee may give the optionee the right to elect to receive either an incentive or a non-qualified stock option.

                         (11) An option granted pursuant to this Plan may have such other terms as the Board of Directors or Committee in its discretion may deem necessary or appropriate and shares issued upon exercise of any option hereunder may be subject to such restrictions



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                     as the Board of Directors or Committee deems appropriate.

                     (b) Incentive Stock Options.  In addition to the
             terms and conditions specified above, incentive stock options granted under this Plan shall be subject to the following terms and conditions:

                         (1) The aggregate fair market value (determined
                     as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all option plans of the Company or any parent and subsidiary corporations) shall not exceed $100,000, provided that to the extent that the aggregate fair market value of stock with respect to which options designated as Incentive Stock Options first become exercisable in any calendar year exceeds $100,000, such options shall be treated as non-qualified options.

                         (2) As to individuals otherwise eligible under
                     this Plan who own more than 10 percent of the total combined voting power of all classes of stock of the Company and any parent and subsidiary corporations, an incentive option can be granted under this Plan to any such individual only if at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

             6.  USE OF PROCEEDS FROM SHARES

                     Proceeds from the sale of shares pursuant to options
             granted under the Plan shall be used for general corporate purposes.

             7.  ADJUSTMENT UPON CHANGES IN SHARES

                     (a) If any change is made in the shares subject to
             the Plan, including shares subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board of Directors or Committee in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.



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                     (b) Other than in the case of a reincorporation of
             the Company in another state, in the event of (i) approval by the shareholders of the Company of the dissolution or liquidation of the Company, (ii) consummation of the sale of all or substantially all of the assets of the Company, (iii) consummation of a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are tendered or exchanged for cash or any other assets, or (iv) any merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, outstanding options under this Plan shall become fully exercisable immediately prior to any such event.

                     (c) In lieu of permitting any exercise of an
             outstanding option pursuant to (b) above, the Board of Directors or the Committee may, subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "Surviving Corporation"), arrange for the optionee to receive upon surrender of optionee's option a new option covering shares of the Surviving Corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the surrendered option.

             8.  RIGHTS AS AN EMPLOYEE

                     Nothing in this Plan or in any options awarded
             hereunder shall confer upon any employee any right to continue in the employ, or as a director, of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee's employment or directorship at any time.

             9.  WITHHOLDING TAX

                     There shall be deducted from the compensation of any
             employee holding options under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person with respect to such options.

             10. TERMINATION AND AMENDMENT OF PLAN

                     The Board of Directors may at any time terminate this
             Plan or make such modifications of the Plan as it shall deem advisable. Any modification which increases the number of shares which may be issued under the Plan (other than pursuant to Paragraph 7 hereof), or relaxes the requirements as to eligibility for participation in the Plan, shall become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with



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             the laws of the State of Delaware. Any options granted under the Plan prior to shareholder approval of the Plan, and any options granted which are dependent upon an amendment of the Plan requiring shareholder approval for their effectiveness, shall be subject to shareholder approval of the Plan or such amendment. If such approval is not obtained within 12 months of the date of grant of any such option, such option shall expire without further action.

             11. EFFECTIVE DATE AND DURATION OF THE PLAN

                     The Plan shall become effective on October 6, 1994.
             Any rights granted under this Plan must be granted within ten
             (10) years of such effective date.









































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